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                                  Exhibit 16.1


                 [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


August 25, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read the statements made by Egghead.com (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 21, 2000. We agree with the statements concerning our Firm in such Form 8-K.

                              Very truly yours,

                              /s/ PricewaterhouseCoopers LLP
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                              PricewaterhouseCoopers LLP